EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Directors and Stockholders
Mission West Properties, Inc.
Cupertino, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-80369 of our reports dated January 28, 2005, relating to the consolidated financial statements, the effectiveness of Mission West Properties, Inc.'s internal control over financial reporting, and schedule of Mission West Properties, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.


\S\BDO Seidman, LLP

San Francisco, California
March 14, 2005